May 7, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:     First Horizon National Corporation
          Commission file number 000-4491
          Quarterly Report on Form 10-Q

Gentlemen:

On behalf of First Horizon National Corporation, included for filing, via EDGAR, is Form 10-Q for the fiscal quarter ended March 31, 2004.

Any requests for additional information or comments with respect to this filing may be addressed to: Marlin L. Mosby, Executive Vice President and Chief Financial Officer, telephone number (901) 523-5620.

Sincerely,

Debra L. White
Vice President, External Reporting

Enclosures